EXHIBIT 99.1

July 21, 2003

First Financial Bancorp Reports Second-Quarter Earnings

HAMILTON, Ohio – First Financial Bancorp (Nasdaq: FFBC) president and chief executive officer, Stanley N. Pontius, today announced second-quarter 2003 earnings of $10,610,000 or 24 cents in diluted earnings per share, compared to $13,431,000 or 29 cents for the same period in 2002. This represents a 17.2 percent decrease in earnings per share from the second quarter of 2002. Bancorp also announced year-to-date earnings of $21,241,000 or 48 cents in diluted earnings per share compared to $25,832,000 or 56 cents in diluted earnings per share for the same period in 2002. This represents a 14.3 percent decrease in year-to-date earnings per share.

Return on assets for the second quarter was 1.11 percent for 2003, compared to 1.44 percent for 2002. Return on average shareholders’ equity was 11.5 percent for the second quarter of 2003, versus 13.9 percent for the comparable period in 2002. Year-to-date return on assets was 1.13 percent compared to 1.38 percent in 2002, while return on average shareholders equity decreased to 11.5 percent from 13.4 percent.

“Our earnings performance continues to be adversely impacted by margin compression and the continued uncertainty in Midwest economic conditions,” Pontius said. “Despite the adverse impact of these macro factors, Bancorp remains committed to its growth initiatives in desirable markets and continues to make progress in that regard.”

Bancorp’s growth initiatives include the recent hiring of a corporate sales director with a strong retail background and the continuation of a branch repositioning strategy that focuses on Northwestern Indiana, Southwestern Ohio and Northern Kentucky markets.

(The preceding overview of First Financial Bancorp’s earnings is supplemented with the following detail:)

Net Interest Income:

Net interest income for the second quarter of 2003 was $4.5 million or 10.8 percent less than the second quarter of 2002. The major contributing factor to the decline in net interest income was net interest margin compression due to the asset sensitive position of Bancorp’s balance sheet. Net interest income on a year-to-date basis decreased $8.3 million or 10.0 percent. Bancorp’s net interest margin decreased to 4.17 percent in the second quarter of 2003 from 4.81 percent in the second quarter of 2002. Year-to-date net interest margin was 4.27 percent compared to 4.77 percent in 2002. This margin compression was due to continued downward repricing of assets without a point-for-point decrease in deposit liability rates. The continued repricing of adjustable and variable rate loans was the primary driver in loan interest and fees in the second quarter of 2003 that was $6.4 million or 12.0 percent lower than the comparable period a year ago. Investment income declined by $1.7 million or 19.6 percent from the second quarter a year ago. As interest rates declined, cash flows from mortgage-related investment prepayments and called securities accelerated, causing a redeployment of funds at lower yields. In total, interest income declined by $8.2 million from second quarter 2002. A decline in total interest expense of $3.6 million or 18.4 percent in the second quarter of 2003 versus second quarter of 2002 did not offset the decline in interest income. As a result of strategies to manage interest rate risk, Bancorp also increased the amount of its long-term wholesale funding, thereby increasing the cost of its funding on a relative basis.

During the second quarter of 2003 Bancorp repositioned the investment portfolio by selling longer-maturity mortgage-backed securities and purchasing shorter-maturity mortgage-backed securities, thus shortening the average maturity of approximately $43 million in certain fixed rate investments. This strategy was intended to offset the adverse impact of accelerated prepayments on the longer-term issues. The transaction resulted in a $31,000 after-tax loss in the second quarter of 2003, but is expected to improve the net interest income of future periods.

Average outstanding loan balances on a linked quarter basis were 3.0 percent higher. The primary area of loan growth has been in the residential real estate category, a lower credit risk loan category. On a linked-quarter basis, the average real estate mortgage portfolio increased $56 million. That growth, plus increases in commercial loans, offset decreases in construction, installment, credit card, and leases, for total loan growth since December 2002 of $83 million or 3.02 percent on ending balances.

Credit Quality:

The provision for loan loss expense for the second quarter of 2003 was $3.9 million compared to $3.4 million for the same period in 2002. Year-to-date provision expense was $7.2 million or $1.9 million less than 2002. Net charge-offs of $3.4 million for the second quarter were $800,000 more than the $2.6 million in net charge-offs for the second quarter of 2002. Year-to-date net charge-offs were $6.5 million in 2003, down $1.6 million from the $8.1 million recorded in 2002. The percentage of net charge-offs to average loans was 0.47 percent for year-to-date 2003 compared with 0.58 percent for the same period in 2002.

Bancorp continued to maintain appropriate reserves with an allowance to ending loans ratio of 1.73 percent at quarter end versus 1.71 percent a year ago. Given the increase in nonperforming loans coupled with a loan mix shift toward assets with less credit risk, it is management’s belief that the allowance for loan losses is adequate to absorb estimated probable credit losses.

Total nonperforming assets – which includes nonaccrual loans, restructured loans, and other real estate owned – increased to $37.8 million at the end of the second quarter of 2003 from $25.9 million at June 30, 2002. Nonaccrual loans increased $4.6 million during the same period; restructured loans increased by $7.2 million, accounting for the majority of the increase in nonperforming assets.

On a linked quarter basis – second quarter 2003 compared to first quarter 2003 – total nonperforming assets increased $4.6 million or 13.7 percent. The primary reason for this increase is the addition of two commercial credits. Total underperforming assets on a linked quarter basis increased 12.2 percent as loans delinquent over 90 days decreased by $85,000.

Bancorp’s level of nonperforming assets is reflective of the uncertain economy in the corporation’s primary markets in Ohio and Indiana. If the current economic conditions continue or decline, Bancorp could see a continued less-than-favorable impact on credit quality.

Noninterest Income:

Second quarter 2003 noninterest income, excluding securities transactions, was $14,242,000, an increase of 2.1 percent from the second quarter of 2002. Service charge income decreased $4,000 or 0.08 percent from the same quarter a year ago. Trust revenues for the second quarter of 2003 were $346,000 or 8.95 percent less than the comparable period last year. The other category of noninterest income increased $639,000 or 12.4 percent from a year ago, as gains on the sale of mortgage loans increased $677,000. Impairment charges of $440,000 against the mortgage-servicing asset in a valuation reserve were included as a reduction in other income for the second quarter of 2003. There were no such charges in the second quarter of 2002.

Year-to-date noninterest income, excluding securities transactions, decreased 2.27 percent. This decrease was primarily the result of a $625,000 decrease in trust fees from 2002.

Noninterest Expense:

Total noninterest expense decreased $603,000 or 1.86 percent for the second quarter of 2003 from the second quarter of 2002. The single largest category of decrease was data-processing expense, down $498,000 from 2002 due to the efficiencies gained through Project Renaissance. Occupancy expense was down $187,000 from 2002, while salaries and employee benefits expense was down $131,000. These decreases were somewhat offset by a $158,000 increase in other noninterest expense. On a linked quarter basis, total noninterest expense remained relatively flat. Year-to-date noninterest expenses for 2003 were $303,000 or 0.5 percent less than 2002.

Other Items:

Bancorp repurchased 435,900 shares of its common stock during the second quarter of 2003 under a previously approved and ongoing program for general corporate purposes.

During the second quarter of 2003, Bancorp announced the planned sale of a $14 million Community First Bank & Trust branch located in Chickasaw, Ohio, to Osgood State Bank. This transaction is expected to close in the third quarter of 2003, subject to regulatory approval.

Bancorp has expanded the functionality of the investor-relations portion of its web site at www.ffbc-oh.com by partnering with SNL Financial, LC, a leading provider of banking industry data and the IR WebLink product. Information regarding previous SEC filings and press releases, as well as historical stock price information and peer comparisons, can be accessed. Bancorp is committed to providing timely and useful information to the investment community and its shareholders.

A $3.9 billion publicly owned bank holding company with over 4,000 shareholders, First Financial Bancorp currently operates 8 banking affiliates in Ohio, Michigan, Kentucky, and Indiana with a total of 103 retail banking centers as well as an investment-advisor affiliate.

This release should be read in conjunction with the consolidated financial statements, notes, and tables attached and in the First Financial Bancorp Annual Report on Form 10-K for the year ended December 31, 2002. Management’s analysis may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2002 Form 10-K.

First Financial Bancorp
P.O. Box 476
Hamilton, OH 45012
Analyst Contact: C. Douglas Lefferson
513-867-4993
doug.lefferson@ffbc-oh.com
Media Contact: Cheryl R. Lipp
513-867-4929
cheryl.lipp@comfirst.com

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except per share data)
(Unaudited)

						Six months ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	June 30,
	2003	2003	2002	2002	2002	2003	2002

EARNINGS
Net interest income	$37,179	$37,236	$39,447	$40,583	$41,681	$74,415	$82,727
Net earnings	10,610	10,631	11,601	10,802	13,431	21,241	25,832
Net earnings per share — basic	$0.24	$0.24	$0.26	$0.24	$0.29	$0.48	$0.56
Net earnings per share — diluted	$0.24	$0.24	$0.26	$0.24	$0.29	$0.48	$0.56

KEY RATIOS
Return on average assets	1.11%	1.16%	1.25%	1.16%	1.44%	1.13%	1.38%
Return on average shareholders’ equity	11.46%	11.52%	12.22%	11.10%	13.92%	11.49%	13.43%
Average shareholders’ equity to average assets	9.66%	10.03%	10.26%	10.50%	10.35%	9.84%	10.30%
Net interest margin	4.17%	4.37%	4.60%	4.70%	4.81%	4.27%	4.77%
Net interest margin (fully tax equivalent)	4.28%	4.48%	4.72%	4.82%	4.93%	4.38%	4.89%

COMMON STOCK DATA
Average basic shares outstanding	44,486,775	44,893,511	45,217,538	45,686,803	46,129,716	44,689,019	46,316,229
Average diluted shares outstanding	44,519,484	45,048,972	45,369,400	45,812,452	46,214,803	44,783,104	46,445,758
Ending shares outstanding	44,277,529	44,709,604	45,003,923	45,458,525	45,926,107	44,277,529	45,926,107
Market price:
High	$17.00	$17.19	$18.87	$20.00	$20.31	$17.19	$20.31
Low	$15.00	$15.26	$15.99	$15.90	$15.80	$15.00	$15.65
Close	$15.83	$15.86	$16.39	$17.81	$19.57	$15.83	$19.57
Book value	$8.40	$8.34	$8.39	$8.49	$8.40	$8.40	$8.40
Common dividend declared	$0.15	$0.15	$0.15	$0.15	$0.15	$0.30	$0.30

AVERAGE BALANCE SHEET ITEMS
Loans less unearned income	$2,811,848	$2,765,970	$2,751,664	$2,777,657	$2,789,773	$2,789,036	$2,807,124
Investment securities	747,090	650,619	605,729	634,160	645,240	699,121	635,834
Other earning assets	13,619	40,751	44,556	15,518	39,025	27,110	55,887

Total earning assets	3,572,557	3,457,340	3,401,949	3,427,335	3,474,038	3,515,267	3,498,845
Total assets	3,841,251	3,730,744	3,670,699	3,678,706	3,736,305	3,786,303	3,766,149
Noninterest-bearing deposits	406,730	416,824	410,568	396,230	406,772	411,749	409,933
Interest-bearing deposits	2,536,477	2,487,612	2,487,086	2,498,098	2,571,163	2,512,180	2,597,165

Total deposits	2,943,207	2,904,436	2,897,654	2,894,328	2,977,935	2,923,929	3,007,098
Borrowings	481,731	410,100	356,646	367,367	352,609	446,113	348,325
Shareholders’ equity	371,219	374,236	376,515	386,211	386,892	372,719	387,928

CREDIT QUALITY
Ending allowance for loan losses	$48,876	$48,305	$48,177	$48,890	$47,709	$48,876	$47,709
Nonperforming assets:
Nonaccrual	28,210	24,276	21,456	28,679	23,655	28,210	23,655
Restructured	7,188	6,291	5,375	691	39	7,188	39
OREO	2,366	2,636	2,792	1,619	2,181	2,366	2,181

Total nonperforming assets	37,764	33,203	29,623	30,989	25,875	37,764	25,875
Loans delinquent over 90 days	3,490	3,575	6,818	7,360	4,752	3,490	4,752
Gross charge-offs:
Commercial real estate	(424)	(112)	(618)	(56)	(243)	(536)	(351)
Commercial loans and leases	(1,800)	(1,699)	(1,669)	(2,479)	(1,111)	(3,499)	(4,804)
Consumer	(1,957)	(2,354)	(2,844)	(2,343)	(2,009)	(4,311)	(4,511)
All other	(18)	0	(13)	(84)	(18)	(18)	(101)

Total gross charge-offs	(4,199)	(4,165)	(5,144)	(4,962)	(3,381)	(8,364)	(9,767)
Recoveries:
Commercial real estate	45	5	111	1	7	50	22
Commercial loans and leases	229	432	1,763	438	214	661	635
Consumer	553	642	567	512	545	1,195	934
All other	1	0	49	3	44	1	57

Total recoveries	828	1,079	2,490	954	810	1,907	1,648

Total net charge-offs	(3,371)	(3,086)	(2,654)	(4,008)	(2,571)	(6,457)	(8,119)

CREDIT QUALITY RATIOS
Allowance to ending loans, net of unearned income	1.73%	1.74%	1.75%	1.76%	1.71%	1.73%	1.71%
Nonperforming assets to ending loans, net of unearned income plus OREO	1.33%	1.19%	1.08%	1.11%	0.93%	1.33%	0.93%
90 days past due to loans, net of unearned income	0.12%	0.13%	0.25%	0.26%	0.17%	0.12%	0.17%
Net charge-offs to average loans, net of unearned income	0.48%	0.45%	0.38%	0.57%	0.37%	0.47%	0.58%

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands)
(Unaudited)

		Three months ended,				Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	June 30,
	2003	2003	2002	2002	2002	2003	2002

Interest income
Loans, including fees	$46,418	$46,704	$49,827	$51,459	$52,768	$93,122	$106,845
Investment securities
Taxable	5,220	5,258	5,505	6,208	6,708	10,478	13,158
Tax-exempt	1,632	1,664	1,740	1,769	1,815	3,296	3,663

Total investment securities interest	6,852	6,922	7,245	7,977	8,523	13,774	16,821
Interest-bearing deposits with other banks	28	51	42	64	97	79	234
Federal funds sold and securities purchased under agreements to resell	37	74	163	36	97	111	295

Total interest income	53,335	53,751	57,277	59,536	61,485	107,086	124,195
Interest expense
Deposits	11,396	12,084	13,580	14,826	15,867	23,480	33,690
Short-term borrowings	530	380	380	539	421	910	808
Long-term borrowings	4,112	3,931	3,731	3,588	3,516	8,043	6,970
Corporation-obligated mandatorily redeemable capital securities of subsidiary trust	118	120	139	0	0	238	0

Total interest expense	16,156	16,515	17,830	18,953	19,804	32,671	41,468

Net interest income	37,179	37,236	39,447	40,583	41,681	74,415	82,727
Provision for loan losses	3,942	3,214	1,941	5,189	3,404	7,156	9,044

Net interest income after provision for loan losses	33,237	34,022	37,506	35,394	38,277	67,259	73,683
Noninterest income
Service charges on deposit accounts	4,923	4,598	4,980	4,911	4,927	9,521	9,674
Trust revenues	3,522	3,707	3,739	3,792	3,868	7,229	7,854
Investment securities gains	(36)	28	80	0	5	(8)	9
Other	5,797	5,517	4,788	5,683	5,158	11,314	11,189

Total noninterest income	14,206	13,850	13,587	14,386	13,958	28,056	28,726
Noninterest expenses
Salaries and employee benefits	18,028	18,191	17,644	18,021	18,159	36,219	35,954
Net occupancy	1,816	2,078	2,139	1,901	2,003	3,894	3,933
Furniture and equipment	1,847	1,801	2,170	2,029	1,785	3,648	3,530
Data processing	1,516	1,487	1,630	2,306	2,014	3,003	3,881
Deposit insurance	150	100	137	185	142	250	287
State taxes	434	460	431	381	448	894	935
Amortization of intangibles	211	201	201	211	212	412	435
Other	7,815	7,441	10,013	9,234	7,657	15,256	14,924

Total noninterest expenses	31,817	31,759	34,365	34,268	32,420	63,576	63,879

Income before income taxes	15,626	16,113	16,728	15,512	19,815	31,739	38,530
Income tax expense	5,016	5,482	5,127	4,710	6,384	10,498	12,698

Net earnings	$10,610	$10,631	$11,601	$10,802	$13,431	$21,241	$25,832

ADDITIONAL DATA — FULLY TAX EQUIVALENT NET INTEREST INCOME
Interest income	$53,335	$53,751	$57,277	$59,536	$61,485	$107,086	$124,195
Tax equivalent adjustment	918	938	984	1,017	1,044	1,856	2,107

Interest income — tax equivalent	54,253	54,689	58,261	60,553	62,529	108,942	126,302
Interest expense	16,156	16,515	17,830	18,953	19,804	32,671	41,468

Net interest income — tax equivalent	$38,097	$38,174	$40,431	$41,600	$42,725	$76,271	$84,834

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Jun. 30,	Dec. 31,		Jun. 30,
	2003	2002		2002

ASSETS
Cash and due from banks	$170,491	$181,839		$162,710
Interest-bearing deposits with other banks	3,053	4,474		10,083
Federal funds sold and securities purchased under agreements to resell	1,155	28,291		3,160
Investment securities, held-to-maturity	20,615	21,571		21,507
Investment securities, available-for-sale	742,004	605,345		614,358
Loans
Commercial	697,975	690,656	*	780,555
Real estate-construction	74,456	89,674		82,221
Real estate-mortgage	1,465,999	1,368,207	*	1,305,000
Installment	556,322	556,975		575,870
Credit card	20,294	22,068		21,039
Lease financing	16,460	21,031		28,239

Total loans	2,831,506	2,748,611		2,792,924
Less
Unearned income	226	523		1,046
Allowance for loan losses	48,876	48,177		47,709

Net loans	2,782,404	2,699,911		2,744,169
Premises and equipment	56,852	56,348		58,125
Goodwill	27,379	27,379		27,379
Other intangibles	8,675	9,147		9,120
Deferred income taxes receivable	5,426	4,107		0
Other assets	94,350	91,540		84,236

Total Assets	$3,912,404	$3,729,952		$3,734,847

LIABILITIES
Deposits
Noninterest-bearing	$434,183	$422,453		$409,468
Interest-bearing	2,544,196	2,499,981		2,536,640

Total deposits	2,978,379	2,922,434		2,946,108
Short-term borrowings	191,709	95,180		110,675
Long-term borrowings	325,472	290,051		261,294
Corporation-obligated mandatorily redeemable capital securities of subsidiary trust	10,000	10,000		0
Deferred tax payable	0	0		2,307
Accrued interest and other liabilities	34,761	34,684		28,480

Total Liabilities	3,540,321	3,352,349		3,348,864
SHAREHOLDERS’ EQUITY
Common stock	395,896	396,252		396,375
Retained earnings	46,867	39,005		30,204
Accumulated comprehensive income	7,880	8,189		9,307
Restricted stock awards	(5,340)	(4,022)		(4,792)
Treasury stock, at cost	(73,220)	(61,821)		(45,111)

Total Shareholders’ Equity	372,083	377,603		385,983

Total Liabilities and Shareholders’ Equity	$3,912,404	$3,729,952		$3,734,847

ADDITIONAL DATA — RISK BASED CAPITAL

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2003	2003	2002	2002	2002

Tier 1 Capital	$338,933	$341,739	$344,090	$350,918	$345,037
Tier 1 Ratio	12.51%	12.66%	12.62%	12.89%	12.66%
Total Capital	$372,994	$375,662	$378,339	$385,137	$379,265
Total Capital Ratio	13.76%	13.92%	13.88%	14.14%	13.92%
Total Risk-Adjusted Assets	$2,710,070	$2,699,431	$2,726,025	$2,722,820	$2,724,721
Leverage Ratio	8.90%	9.24%	9.46%	9.62%	9.31%

* Includes reclassification of approximately $70 million from Commercial to Real estate-mortgage during the period.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages							Year-to-Date Averages
	Jun. 30,	Mar. 31,	Dec. 31,		Sep. 30,		Jun. 30,	June 30,
	2003	2003	2002		2002		2002	2003	2002

ASSETS
Cash and due from banks	$127,405	$140,351	$141,484		$122,045		$126,820	$133,842	$131,695
Interest-bearing deposits with other banks	7,235	9,294	5,605		9,900		16,505	8,259	20,758
Federal funds sold and securities purchased under agreements to resell	6,384	31,457	38,951		5,618		22,520	18,851	35,129
Investment securities	747,090	650,619	605,729		634,160		645,240	699,121	635,834
Loans
Commercial	700,439	701,288	683,576	*	741,938	*	796,984	700,861	785,989
Real estate-construction	77,879	86,466	107,238		71,439		88,092	82,149	83,056
Real estate-mortgage	1,443,940	1,388,330	1,351,743	*	1,342,129	*	1,294,918	1,416,288	1,315,903
Installment	552,301	549,668	565,887		575,502		560,402	550,992	570,508
Credit card	20,077	20,692	20,973		21,093		20,893	20,383	21,146
Lease financing	17,488	19,911	22,862		26,442		29,725	18,693	31,999

Total loans	2,812,124	2,766,355	2,752,279		2,778,543		2,791,014	2,789,366	2,808,601
Less
Unearned income	276	385	615		886		1,241	330	1,477
Allowance for loan losses	48,168	48,625	50,101		48,563		47,208	48,395	47,334

Net loans	2,763,680	2,717,345	2,701,563		2,729,094		2,742,565	2,740,641	2,759,790
Premises and equipment	56,675	56,468	56,955		57,927		59,094	56,572	59,776
Deferred income tax	5,555	3,958	0		0		0	4,761	0
Other assets	127,227	121,252	120,412		119,962		123,561	124,256	123,167

Total Assets	$3,841,251	$3,730,744	$3,670,699		$3,678,706		$3,736,305	$3,786,303	$3,766,149

LIABILITIES
Deposits
Interest-bearing	$291,770	$298,561	$262,957		$273,064		$312,239	295,147	319,873
Savings	874,626	850,866	873,547		864,761		843,371	862,812	827,873
Time	1,370,081	1,338,185	1,350,582		1,360,273		1,415,553	1,354,221	1,449,419

Total interest-bearing deposits	2,536,477	2,487,612	2,487,086		2,498,098		2,571,163	2,512,180	2,597,165
Noninterest-bearing	406,730	416,824	410,568		396,230		406,772	411,749	409,933

Total deposits	2,943,207	2,904,436	2,897,654		2,894,328		2,977,935	2,923,929	3,007,098
Borrowed funds
Short-term borrowings	157,965	102,310	82,149		107,802		87,757	130,291	85,321
Long-term borrowings	323,766	307,790	274,497		259,565		264,852	315,822	263,004

Total borrowed funds	481,731	410,100	356,646		367,367		352,609	446,113	348,325
Corporation-obligated mandatorily redeemable capital securities of subsidiary trust	10,000	10,000	10,002		543		0	10,000	0
Deferred income tax	0	0	2,019		2,790		231	0	431
Accrued interest and other liabilities	35,094	31,972	27,863		27,467		18,638	33,542	22,367

Total Liabilities	3,470,032	3,356,508	3,294,184		3,292,495		3,349,413	3,413,584	3,378,221
SHAREHOLDERS’ EQUITY
Common stock	395,916	396,033	396,257		396,276		396,486	395,974	396,570
Retained earnings	43,281	38,881	31,874		33,531		31,133	41,093	28,118
Accumulated comprehensive income	7,501	8,379	10,655		10,559		5,648	7,938	6,060
Restricted stock awards	(5,613)	(5,625)	(4,193)		(4,545)		(4,996)	(5,619)	(4,762)
Treasury stock, at cost	(69,866)	(63,432)	(58,078)		(49,610)		(41,379)	(66,667)	(38,058)

Total Shareholders’ Equity	371,219	374,236	376,515		386,211		386,892	372,719	387,928

Total Liabilities and Shareholders’ Equity	$3,841,251	$3,730,744	$3,670,699		$3,678,706		$3,736,305	$3,786,303	$3,766,149

* Includes reclassification of approximately $70 million from Commercial to Real estate-mortgage during the third quarter of 2002, which affected the averages for the third and fourth quarters of 2002 by approximately $35 million each.